EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

July 17, 2015

Trovagene, Inc.
11055 Flintkote Avenue, Suite A

San Diego, CA 92121

Re: Trovagene, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Trovagene, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-186196) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on February 4, 2013, the prospectus included therein (the “Prospectus”), the preliminary prospectus supplement, dated July 16, 2015 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement, dated July 17, 2015 (the “Final Prospectus Supplement, and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

The Prospectus Supplement pertains to an underwritten offering (the “Offering”) pursuant to the Purchase Agreement dated July 17, 2015 between the Company and the underwriters named therein (the “Purchase Agreement”) and relates to the issuance and sale by the Company of 4,600,000 shares of common stock (each, a “Share”), par value $0.0001 per share, of the Company (“Common Stock”), including up to 600,000 shares of Common Stock that may be sold pursuant to the exercise of a 30-day option granted by the Company.

We understand that the Shares are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Purchase Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law (based solely on our review of a standard compilation thereof) as in effect on the date hereof.  This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter address in this opinion letter.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the issuance and sale of the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable;

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP